
<ARTICLE> 5
<LEGEND> THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM
         MATTEL INC.'S BALANCE SHEETS AND INCOME STATEMENTS FOR THE THREE
         MONTHS ENDED MARCH 31, 1998 AND IS QUALIFIED IN ITS ENTIRETY BY
         REFERENCE TO SUCH FINANCIAL STATEMENTS.
<MULTIPLIER> 1,000

<PERIOD-TYPE>                                  3-MOS
<FISCAL-YEAR-END>                          DEC-31-1998
<PERIOD-END>                               MAR-31-1998
<CASH>                                         331,884
<SECURITIES>                                         0
<RECEIVABLES>                                1,013,132
<ALLOWANCES>                                    25,226
<INVENTORY>                                    531,623
<CURRENT-ASSETS>                             2,102,810
<PP&E>                                         953,208
<DEPRECIATION>                                 350,415
<TOTAL-ASSETS>                               3,443,794
<CURRENT-LIABILITIES>                          802,749
<BONDS>                                        674,589
<COMMON>                                       300,381
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                        772
<OTHER-SE>                                   1,539,093
<TOTAL-LIABILITY-AND-EQUITY>                 3,443,794
<SALES>                                        705,164
<TOTAL-REVENUES>                               705,164
<CGS>                                          381,246
<TOTAL-COSTS>                                  381,246
<OTHER-EXPENSES>                               289,770
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                              16,392
<INCOME-PRETAX>                                 17,756
<INCOME-TAX>                                     5,087
<INCOME-CONTINUING>                             12,669
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                    12,669
<EPS-PRIMARY>                                     0.04
<EPS-DILUTED>                                     0.04

Notes -

Amounts disclosed as EPS-Primary and EPS-Diluted represent Basic and Diluted Earnings per Share as required by Statement of Financial
Accounting Standards No. 128 "Earnings per Share."

Diluted earnings per share for the three months ended March 31, 1998 has been submitted in accordance with Regulation S-K, Item 601 (b)(11), although it is contrary to paragraph 13 of FAS No. 128 because it produces an anti-dilutive result.

Mattel, Inc. has reviewed its quarterly Financial Data Schedules filed during 1997 and has determined that no restatement is necessary since amounts reported as Primary and Fully Diluted Earnings Per Share are the same as those that would have been reported as Basic and Diluted Earnings Per Share under FAS No. 128 for the same reporting periods.


